UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR ( g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SIERRA INTERNATIONAL NETWORK INC.

(Exact name of registrant as specified in its charter)
California
99-1216173


(State or other jurisdiction of incorporation or (I.R.S Employer Identification No.) organization)
15333 Culver Drive
Irvine CA.
92604
(Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered
Common Stock Par Value .001
Name of each exchange on which each class is to be registered NASDAQ


National Association of Securities Dealers Automated Quotations






If this form relates to the registration of a class of securities pursuant to Se ction 12(b) of the Exchange Act and is effective pursuant to General Instruction
 A.(c) or (e), check the following
box.
If this form relates to the registration of a class of securities pursuant to Se ction 12(g) of the Exchange Act and is effective pursuant to General Instruction
 A.(d) or (e), check the following box.
If this form relates to the registration of a class of securities concurrently w ith a Regulation A offering, check the following box.


Securities Act registration statement or Regulation A offering statement file nu mber to which this form relates: 020-36070 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None



(Title of class) (Title of class)
Checkbox.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Description of Registrants Securities to be Registered.
Item 1.
Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:
Item 1. Description of Registrants Securities to be Registered.

For a description of the common stock, par value $0.01 per share, of Sierra Inte rnational Network Inc. being registered hereunder, reference is made to the info rmation set forth under the heading Description of Capital Stock in the Registra nts registration statement on Form S-1 (File No.
333-26730 as filed with the Securities and Exchange Commission (the Commission) and as may be amended from time to time. Such description is hereby incorporated by reference into this registration statement in accordance with Rule 12b-23 un der the Securities Exchange Act of 1934.

Item 2. Exhibits.
List below all exhibits filed as a part of the registration statement:
1) AOI for Sierra International Network

2) Audited Financial Statement for 2024 and 2025

3) Reg CF Offering Memorandum






SIGNATURE
Pursuant to the requirements of Section l2 of the Securities Exchange Act of 193 4, the registrant has duly caused this registration statement to be signed on it s behalf by the undersigned, thereto duly authorized.
(Registrant) SIERRA INTERNATIONAL NETWORK INC.
Date: July 28, 2025 By /s/ Emil Hakim Name: Emil Hakim President CEO


INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an excha nge on which other securities of the registrant are registered, or are to be reg istered pursuant to Section 12(g) of the Act, copies of all constituent instrume nts defining the rights of the holders of each class of such securities, includi ng any contracts or other documents which limit or qualify the rights of such ho lders, must be filed as exhibits with each copy of the registration statement fi led with the Commission or with an exchange, subject to Rule 12b-23(c) regarding incorporation of exhibits by reference.






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